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                                                                     Exhibit 5.1

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                            New York, New York 10153


                                 March 9, 1998



Life Re Corporation
969 High Ridge Road
Stamford, CT 06905

Ladies and Gentlemen:

     We have acted as counsel to Life Re Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by the Company of a Registration Statement on Form S-3 (Registration No. 333-46205) (as amended, the "Registration Statement") with respect to (i) the proposed public offering of 3,300,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), by the Company (the "Firm Shares"), and (ii) the proposed public offering of 725,000 shares of Common Stock by certain stockholders of the Company (the "Selling Stockholders"), including 525,000 shares of Common Stock subject to an over-allotment option granted by the Selling Stockholders to the underwriters of the public offering (the "Secondary Shares"). Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as such terms are defined in the Registration Statement.

     In so acting, we have reviewed the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and of the Selling Stockholders, and have made such inquiries of such officers and






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Life Re Corporation
March 9, 1998
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representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all document submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and of the Selling Stockholders.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Secondary Shares are, and the Firm Shares, when duly authorized, issued, delivered and sold against payment therefor in the manner set forth in the Registration Statement, will be, validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

     The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.

                                       Very truly yours,


                                       /s/ WEIL, GOTSHAL & MANGES LLP